EXHIBIT 10.9



                PRIME RETAIL, INC. 2002 LONG-TERM INCENTIVE PLAN

Article 1.        Establishment, Objectives and Duration

     1.1 Establishment of the Plan. Prime Retail, Inc., a Maryland corporation, has adopted this "Prime Retail, Inc. 2002 Long-Term Incentive Plan." Capitalized terms will have the meanings given to them in Article 2. The Plan permits the grant of two types of Milestone Bonuses and a Value Bonus.

     1.2 Objectives of the Plan. The Plan's purpose is to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company's objectives and that link Participants' interests to those of the Company's shareholders; to give Participants an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining key employees.

     1.3 Effective Date and Term of the Plan.

                (a) The Plan will be effective August 13, 2002. In addition to the Awards granted herein to the Participants on attached Appendix A under Sections 5.1 and 5.2 of the Plan, the Board may grant, subject to
     Section 7.1 of the Plan, additional Awards under the Plan at any time after the Plan's Effective Date and on or before December 31, 2005. Notwithstanding the foregoing, no shares of Common Stock will be issued under the Plan, until the Company's shareholders approve the issuance of shares of Common Stock under the Plan.

                (b) Unless amended or modified by the Board pursuant to Section 7.1, the Plan will terminate upon the date on which all Awards granted under the Plan have been distributed.

Article 2.        Definitions

     Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word will be capitalized:

     "Actual Net Operating Income" means, with respect to any wholly-owned property of the Company or any of its subsidiaries, the net operating income of the property for the twelve month period ending on December 31, 2005 before depreciation and debt service and after deducting a 3% management fee and adding back the Company's charge back to such property for accounting, administration and regional offices.

     "Award" means an award of a share of one or both of the Milestone Bonuses and/or the Value Bonus.

     "Beneficiary" means the Person or Persons a Participant designates in a signed writing, filed with the Company, as the beneficiary of any amounts the Participant is to receive under the Plan. If the Participant has not designated a beneficiary hereunder, the Beneficiary shall be the Person or Persons eligible to receive the proceeds of the Participant's life insurance policy under the life insurance policy maintained by the Company as in effect at the time of the Participant's death. If the Participant has not designated a beneficiary under the life insurance policy or does not have a life insurance policy maintained by the Company or if the Participant's Beneficiary is not living on the relevant date hereunder, the Company will treat the Participant's estate as the Beneficiary.

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     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" means the occurrence of any of the following: (a) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, regardless of whether applicable), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company becomes the "beneficial owner" (as defined in Rule 13d-3 under said
Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding securities that vote generally in the election of directors (referred to herein as "Voting Securities"); (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (c) the individuals who constitute the Board immediately before a proxy contest cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied) immediately following the proxy contest; (d) a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation (i) that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) where more than 50% of the board of directors of the surviving entity is composed of members from the Board, with terms ending at least 11 months after the date of the merger or consolidation; or (e) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets, and such transaction is substantially completed. However, in no event will a Change of Control be deemed to have occurred, with respect to a Participant if the Participant is part of a purchasing group that consummates the Change of Control transaction. A Participant will be deemed to be "part of the purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (x) passive ownership of less than three percent of the stock of the purchasing company; or (y) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change of Control by a majority of the non-employee continuing directors).

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

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     "Committee"  means the  Compensation  Committee of the Board unless another committee is designated by the Board to administer the Plan.

     "Common Stock" means the Company's Common Stock, par value $0.01 per share, or if the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

     "Company" means Prime Retail, Inc., a Maryland corporation, and any successor thereto as provided in Article 9.

     "Cause" will have the meaning set forth in any employment, consulting, or other agreement between the Company and the Participant. If there is no employment, consulting, or other agreement between the Company and the Participant, or if such agreement does not define "Cause," then "Cause" will mean (i) that a Participant has harmed the Company through an act of dishonesty or material conflict of interest that relates to the performance of the Participant's duties, responsibilities and functions of the Participant's position with the Company, (ii) a Participant's conviction of a felony involving moral turpitude, fraud or embezzlement, or (iii) a Participant's willful failure to perform in any material respect the duties, responsibilities and functions of the Participant's position with the Company (other than a failure due to Disability) that results in material harm to the Company, after written notice specifying the failure and a reasonable opportunity of at least thirty (30) days to cure (it being understood that if the Participant's failure to perform is not of a type requiring a single action to fully cure, then the Participant may commence the cure promptly after such written notice and thereafter diligently prosecute such cure to completion). The Company intends that "Cause" must be based only on meaningful and significant matters and not on matters of minor importance. For purposes of this definition of "Cause," an act, or failure to act, on a Participant's part shall be considered "willful" only if done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

     "Disability" will have the meaning set forth in any employment, consulting, or other agreement between the Company and the Participant. If there is no employment, consulting, or other agreement between the Company and the Participant, or if such agreement does not define "Disability," then "Disability" will mean the inability of a Participant to perform the essential duties, responsibilities and functions of the Participant's position with the Company for four consecutive months as a result of any mental or physical disability or incapacity even with reasonable accommodations of such disability or incapacity provided by the Company or if providing such accommodations would be unreasonable, all as determined in the reasonable judgment of the Board.

     "Effective Date" means August 13, 2002.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     "Fair Market Value" means, as it relates to Common Stock, the value determined by the Board, in its reasonable discretion, after taking into account such factors as the Board deems appropriate; provided, however, that in no event shall the Fair Market Value be less than the average of the closing sale prices (or if no sales occurred on such date, the average between the last reported bid price and ask price on the applicable day) for the twenty trading days immediately preceding the date of determination.

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     "Good  Reason"  will  have  the  meaning  set  forth  in  any   employment,
consulting, or other agreement between the Company and the Participant. If there is no employment, consulting, or other agreement between the Company and the Participant, or if such agreement does not define "Good Reason," then "Good Reason" will mean (A) the Participant's title or scope of responsibilities and duties are materially diminished from the highest level attained by the Participant with the Company, or the Company fails to provide the Participant
with  adequate   office   facilities  and  support   services  to  perform  such
responsibilities and duties; or (B) the Company changes the Participant's principal place of employment to a location more than 25 miles from the Company's principal Baltimore City office as of the Effective Date. The Participant's delay in providing notice of his termination for Good Reason shall not be deemed to be a waiver of any such Good Reason unless and until the Participant fails to provide such notice within six months after the occurrence of the event triggering such Good Reason, nor does the failure to resign for one Good Reason prevent any later Good Reason resignation for a similar or different reason.

     "Indebtedness" means, the liabilities other than current liabilities of the Company and its subsidiaries as reported in the Company's financial statements for the year ended December 31, 2005.

     "Joint Venture Value" means, with respect to any joint venture property in which the Company or any of its subsidiaries has an interest on December 31, 2005, the valuation of the joint venture property based on the present value of the projected operating cash flows expected from such joint venture property (assuming a sale in 2010 at a purchase price based on the same methodology employed in calculating Property Value and assuming projected occupancy levels and cash flows) discounted at a 16% discount rate.

     "Mega Deal VI Loan" means that certain loan made as of October 31, 1996 in the original principal amount of $359,000,000 from Nomura Asset Capital Corporation to Castle Rock Factory Shops Partnership; Coral Isle Factory Shops Limited Partnership; Florida Keys Factory Shops Limited Partnership; Gainesville Factory Shops Limited Partnership; Grove City Factory Shops Partnership; Gulf Coast Factory Shops Limited Partnership; Gulfport Factory Shops Limited
Partnership; Huntley Factory Shops Limited Partnership; Kansas City Factory Shops Limited Partnership; Loveland Factory Shops Limited Partnership; Magnolia Bluff Factory Shops Limited Partnership; Ohio Factory Shops Partnership; The Prime Outlets at Lebanon Limited Partnership; Triangle Factory Stores Limited Partnership and San Marcos Factory Stores, Ltd., as amended.

     "Milestone" means each of the performance targets set forth in Sections 5.1(a) and (b).

     "Milestone Bonus" means each of the contributions to the Plan set forth in Sections 5.1(a) and (b).

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     "Net Asset Value"  means,  as of December 31, 2005,  (a) the sum of (i) the
Property   Value  for  each   wholly-owned   property  of  the  Company  or  its
subsidiaries, and (ii) the Joint Venture Value for each of the joint venture properties in which the Company or any of its subsidiaries has an interest; plus
(b) the Third Party Agreement Value for each of the management, leasing and consulting agreements to which the Company or any of its subsidiaries is a party; plus (c) the result of (i) any current assets (cash, receivables, etc.) of the Company and its subsidiaries, minus (ii) any current liabilities (short term notes, payables, etc.) of the Company and its subsidiaries; minus (d) the Company's outstanding Indebtedness. The determination of Net Asset Value shall be made by the Board pursuant to the terms of the Plan as soon as practicable following December 31, 2005, but in no event later than March 1, 2006.

     "Participant" means a Person whom the Board has selected to receive an Award under the Plan, including such Persons set forth on Appendix A hereto, or who has an outstanding Award granted under the Plan.

     "Person" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and any governmental entity or any department, agency or political subdivision thereof.

     "Plan" means the Prime Retail, Inc. 2002 Long-Term Incentive Plan, as set forth in this document, as from time to time amended.

     "Property Value" means, with respect to each property, the product of (a) the Actual Net Operating Income of such property for the twelve-month period ended December 31, 2005, times (b) the applicable multiple listed on the schedule set forth below based on the annual sales per square foot for such property; provided, that, if the annual sales per square foot for a property are between $100 and $150 for the twelve-month period ended December 31, 2005, then the Property Value of such property shall mean the product of (i) the aggregate square footage of such property, times (ii) $20; provided, further, that if the annual sales per square foot for a property are less than $100 for the twelve-month period ended December 31, 2005, then the Property Value of such property shall mean the product of (i) the aggregate square footage of such property, times (ii) $10.

     Annual Sales Per Square Foot                  Multiple (Implied Cap Rate)
     ----------------------------                  ---------------------------
              > $350                                         10 (10%)
            $300 - 350                                    9.524 (10.5%)
            $275 - 300                                    9.091 (11.0%)
            $250 - 275                                    8.696 (11.5%)
            $225 - 250                                    8.333 (12.0%)
            $200 - 225                                      8.0 (12.5%)
            $175 - 200                                    7.407 (13.5%)
            $150 - 175                                    6.897 (14.5%)

     "Third Party Agreement Value" means, with respect to any management, leasing or consulting agreement to which the Company or any of its subsidiaries is a party, the value of the management, leasing or consulting agreement based on the net present value of the expected net cash profit to the Company or its subsidiary over the remaining term of such agreement discounted at a 25% discount rate.

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     "Value Bonus" means the contribution to the Plan set forth in Section 5.2.

Article 3.        Administration

     3.1 Plan Administration. The Plan will be administered by the Board or, if so delegated by the Board, by the Committee. The Board or the Committee (as the case may be) will act by a majority of its members at the time in office and eligible to vote on any particular matter, and the Board or the Committee (as the case may be) action may be taken either by a vote at a meeting or in writing without a meeting.

     3.2 Authority of the Board. Except as limited by law and subject to the provisions of the Plan, including, but not limited to, Section 7.1, the Board will have full power to: (i) select eligible Persons to participate in the Plan;
(ii) determine the size of Awards; (iii) determine the terms and conditions of Awards in a manner consistent with the Plan; (iv) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (v) establish, amend or waive rules and regulations for the Plan's administration; and (vi) subject to the provisions of the Plan, including, but not limited to, Section 7.1, amend the terms and conditions of any outstanding Award to the extent the terms are within the Board's discretion under the Plan. Further, the Board will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Board may delegate some or all of its authority under the Plan.

     3.3 Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan will be final, conclusive and binding on all Persons, including, without limitation, the Company, its Board, its shareholders, all affiliates, employees, Participants and their estates and beneficiaries.

Article 4.        Eligibility and Participation

     4.1 Eligibility. Eligibility to participate in the Plan shall be limited to executives and key employees of the Company designated by the Board.

     4.2 Actual Participation. The executives and key employees of the Company set forth in attached Appendix A are hereby granted the right to receive Awards under the Plan.

Article 5.        Awards

     5.1 Milestone Bonuses. Each Participant set forth in attached Appendix A is hereby allocated a portion of the following Milestone Bonuses equal to the percentage set forth next to such Participant's name in attached Appendix A.

                  (a) Restructuring/Recapitalization Plan Milestone. A contribution of $2.5 million will be made to the Plan upon the completion of a successful restructuring/recapitalization plan that is approved by the Board and that includes the redemption or exchange of the Company's Series A and B Preferred Stock (the "Preferred Stock")
         for    cash    and/or     a    new    equity    security.     Such    a
         restructuring/recapitalization may occur in conjunction with the transfer of a controlling interest in the Company to a third-party investor, but shall not include a sale of the Company where the redemption of the preferred shares does not benefit the Company.

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                  (b)  Mega  Deal  VI Loan  Milestone.  A  contribution  of $1.5 million will be made to the Plan upon the completion of a successful refinancing of the Mega Deal VI Loan and/or the sale of assets securing the Mega Deal VI Loan resulting in the retirement of the existing Mega Deal VI Loan in a manner approved by the Board.

     5.2 Value Bonus. Each Participant set forth in attached Appendix A is hereby allocated a portion of the Value Bonus equal to the percentage set forth next to such Participant's name in attached Appendix A. The Value Bonus shall be comprised of: (i) a contribution of $1.5 million to the Plan if the Net Asset Value is equal to or greater than $200 million on December 31, 2005 and (ii) an additional contribution to the Plan equal to 1.5% of the amount by which the Net Asset Value exceeds $200 million on December 31, 2005. The $200 million target shall be increased by the amount of any equity contributed to the Company after the Effective Date and on or before December 31, 2005, and decreased by the cost to the Company of any stock repurchases or reductions effected by the Company or distributions to the Company's shareholders (other than distributions paid from operating cash flow) after the Effective Date and on or before December 31, 2005.

     5.3 Vesting. A Participant's Awards under the Plan shall become vested as set forth below.

                  (a) A Participant's entitlement to share in one or both of the Milestone Bonuses will vest as follows:

                       (i) 50% will vest upon achievement of the applicable Milestone, provided the Participant remains employed by the Company on such achievement date; and

                       (ii)   with  respect  to each Milestone that is achieved,
         the remaining 50% will vest on December 31, 2005, provided the Participant remains employed by the Company on such date. Except as set forth in clauses (iii) and (iv) below, a Participant will forfeit his or her unvested entitlement to share in one or both of the Milestone Bonuses (or any portion thereof) if his or her employment terminates prior to either of the applicable vesting dates set forth in this clause (ii) and clause (i) above.

                       (iii) Notwithstanding Section 5.3(a)(ii) above, with respect to each Milestone that is achieved, the remaining 50% of the Participant's entitlement to share in the applicable Milestone Bonus will become immediately vested if a Participant's employment terminates as a result of (A) his or her involuntary termination by the Company without Cause, (B) the death or Disability of the Participant, or (C) the Participant voluntarily terminating his or her employment with the Company for Good Reason. For purposes of this Section 5.3(iii), the failure of the Company to renew a Participant's employment agreement will be deemed to constitute an involuntary termination of such Participant by the Company without Cause unless such Participant has been terminated for Cause prior to the non-renewal of such employment agreement.

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                       (iv)    Notwithstanding  Sections  5.3(a)(ii)  and  (iii)
         above, with respect to each Milestone that is achieved, the remaining 50% of the Participant's entitlement to share in the applicable Milestone Bonus will become immediately vested upon a Change in Control, provided the Participant remains employed by the Company on the effective date of the Change in Control.

                  (b) A Participant's entitlement to share in the Value Bonus shall vest on December 31, 2005, provided the Participant remains employed by the Company on such date. In the event a Participant is terminated by the Company without Cause after July 1, 2005 or has voluntarily terminated his or her employment with the Company with Good Reason after July 1, 2005, then such Participant's entitlement to share in the Value Bonus shall vest on December 31, 2005 notwithstanding the fact that he or she is not employed by the Company on such date.

                  (c) Any portion of the Milestone Bonuses and/or Value Bonus attributable to Awards that are forfeited according to this Section 5.3 will be returned to the Company.

     5.4 Distribution of Awards. Awards will be payable within 60 days of the applicable vesting date; provided, however, if the vesting of an Award is accelerated because of a Change in Control then such Award will be paid on the accelerated vesting date. Distributions will be made either in cash, shares of Common Stock equal to the cash value of the Award divided by the Fair Market Value of the Common Stock on the applicable vesting date, or a combination of cash and shares of Common Stock, as determined by the Board in its sole discretion. Notwithstanding the foregoing, any remaining 50% payments of any Milestone Bonuses to be distributed to a Participant under Section 5.3(a)(ii) of the Plan will be reduced by $0.50 for each $1.00 due and owing under the "change in control" provisions of such Participant's employment agreement.

     5.7 Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. The Board may, in its discretion, require a Participant's guardian or legal representative to supply it with the evidence the Board deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Article 6.        Rights to Employment

     Nothing in the Plan will interfere with or limit in any way the right of the Company or any affiliate (as defined in federal securities laws) of the Company to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employment of the Company or any affiliate; provided, however, that any termination of employment shall be subject to the terms and conditions of the applicable Participant's employment agreement, if any.

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Article 7.        Amendment, Modification and Termination

     7.1 Amendment, Modification and Termination. Subject to the terms and conditions of the Plan including the last sentence of this Section 7.1, the Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. Subject to the terms and conditions of the Plan including the last sentence of this Section 7.1, the Board may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already distributed) and grant new Awards in substitution of them (to the extent not already distributed) or grant additional Awards pursuant to Section 1.3 of the Plan. Notwithstanding the foregoing or the authority granted to the Board pursuant to Sections 1.3 and 3.2 of the Plan, no alteration, amendment, modification or termination of the Plan or modification, extension or renewal of an Award or grant of an additional Award will adversely affect any rights or economic benefits under any Awards heretofore granted under the Plan or change the objectives or other measures of performance applicable to any Awards heretofore granted under the Plan in a manner adverse to the Participants granted such Awards.

     7.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Board determines that adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board may, using reasonable care, adjust the terms and conditions of, and the criteria included in, Awards. Notwithstanding the foregoing and subject to Section 7.1, the Board will have the discretion to adjust the Milestones and/or criteria established with respect to either of the Milestone Bonuses and/or the Value Bonus; provided, however, that Awards designed to qualify for the performance-based exception under Code Section 162(m) may not be adjusted upward, except to the extent permitted under Code Section 162(m), to reflect accounting changes or other events.

Article 8.        Withholding

     8.1 Tax Withholding. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or shares of Common Stock) sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under the Plan.

     8.2 Share Withholding. With respect to withholding required upon the distribution of shares of Common Stock pursuant to an Award granted hereunder, the Company may, subject to the last sentence in this Section 8.2, satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding shares of Common Stock having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum amount of withholding tax required to be collected on the transaction. In the event the Company intends to withhold shares to satisfy the minimum withholding requirement, the Company shall notify the Participant of such proposed withholding of shares and refrain from making any withholdings with respect to such Participant until the Participant has replied, or deemed to have replied, to such notice. Following such notice from the Company, the Participant may elect to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the shares of Common Stock otherwise distributable to the Participant. If the Participant does not respond within 15 days of receipt of the notice from the Company, the Participant will be deemed to have elected not to deliver the necessary funds to satisfy the withholding obligation.

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Article 9.        Successors

     All obligations of the Company under the Plan will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

Article 10.       Legal Construction

     10.1 Number. Except where otherwise indicated by the context, any plural term used in the Plan includes the singular and a singular term includes the plural.

     10.2 Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

     10.3 Requirements of Law. The granting of Awards and the issuance of shares of Common Stock and/or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

     10.4 Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Board fails to so comply, such provision or action will be deemed null and void, unless otherwise permitted by law and deemed advisable by the Board.

     10.5 Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments of cash or deliveries of shares of Common Stock not yet made to a Participant by the Company, the Participant's rights are no greater than those of a general creditor of the Company. The Board may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

     10.6 Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed and enforced in accordance with, and governed by, the laws of the State of Maryland, without giving effect to its conflict of laws principles.

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                                   APPENDIX A
                                   ----------


            Key Executives                        Participation Percentage in
            --------------                        ---------------------------
                                                  Long-Term Incentive Plan
                                                  ------------------------
            Glenn D. Reschke                                 24.0%
            Robert A. Brvenik                                24.0%
            David G. Phillips                                17.0%
            R. Kelvin Antill                                 13.0%
            Frederick J. Meno                                10.0%
            William Ellis                                     4.0%
            Nicholas McCoy                                    4.0%
            Mark Hertz                                        4.0%